[FORM OF STOCK OPTION AGREEMENT]
Exhibit 10.32
LONG TERM INCENTIVE PLAN OPERATING PROVISIONS

The following sets forth additional provisions regarding the Long Term Incentive Plan:

1.1    Participation.    Employee will be eligible to participate in the Commercial Markets Holdco, Inc. Long Term Equity Incentive Plan (the “LTIP”) in accordance with the terms of the LTIP and these operating provisions. As provided in the LTIP, however, the awards granted pursuant to the LTIP shall be in the sole discretion of the Board of Directors Compensation Committee which administers the LTIP. The Provisions of the LTIP (including the defined terms) are incorporated by references in these operating provisions.

1.2    Stock Options.

A)
Exercise and Vesting.    Vested Options shall be exercisable for a 7 year period from the date of grant. Options shall become vested four years from the date of grant except to the extent vesting is accelerated by the Committee. If Employee is terminated prior to the date he becomes vested as a result of Termination For Cause (as defined below) or Resignation, Employee will forfeit all options not yet vested. If Employee is terminated due to death, Disability or Retirement, Employee shall become fully vested in all options not yet vested. If Employee is terminated for other reasons, the committee shall determine if options are forfeited. All Vested Options must be exercised within 90 days of Employees’ termination of employment.

B)
Exercise.    Vested Options may be exercised by giving notice to the company of the number of shares being exercised accompanied by full payment of the exercise price in cash or such other form of payment as the committee shall permit.

C)
Rights As A Stockholder.    Employee will have no rights as stockholder with respect to shares subject to Options unless and until they are exercised and Company Shares are actually issued to the Employee.

D)	Non-Transferability of Options. Options are not transferable except by the laws of descent and distribution on the death of the Employee.

1.3    Provisions Applicable To All Options.

A)	Minimum Holding Period. The Employee shall hold all Company Shares acquired through the exercise of Options for at least 6 months from the date such Options were exercised.

B)
Transfer of Shares and Repurchase By Company.    The Company shall have the option, pursuant to Article V of the LTIP, to repurchase all Company Shares upon Employee’s termination of employment. The purchase price shall be the transferred except pursuant to Section 5.2 of the LTIP. An appropriate legend shall be placed on the Company shares identifying them as subject to its provisions of the LTIP.

B)
Discretion of Committee.    Employee acknowledges the Committee’s authority with respect to the LTIP, including the Committee’s authority to interpret the LTIP. Employee also acknowledges the committee’s determination of the Company’s value based on its Cash Flow Return on Investment (“CFROI”).

C)
Withholding.    The Company shall have the authority to deduct or withhold, or require Employee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including Employee’s FICA obligation) required by law to be withheld with respect to any exercise of Employee’s rights under these provisions.

1.4    Definition.    “Termination for Cause” means termination for any of the following reasons:

(a)	Failure to perform within the provisions of “This We Believe”.

(b)	Willful misconduct, or willful violation of the law in the performance of duties under these provisions.

(c)	Willful failure or refusal to follow reasonable, explicit, and lawful instructions or directions from the Chairman or President concerning the operation of CMI’s business.

(d)	Conviction of a felony.

(e)	Theft or misappropriation of funds or property of CMI, or commission of any material act of dishonesty involving CMI, its employees, or business.

(f)	Appropriating any corporate opportunity of CMI, unless the transaction was approved in writing by the Chairman or President following full disclosure of all pertinent details of the transaction.

(g)	Breach of the fiduciary duty owed to CMI as an executive of CMI.

Received this          day of                                 ,          .

Employee Signature:
Name:

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